Exhibit 10.3

Supplemental Loan Agreement

PARTY A: Leshan-Phoenix Semiconductor Co., Ltd.

PARTY B: Industrial & Commercial Bank of China Leshan Branch

A.	In accordance with the Contract Law of the People’s Republic of China, also based on the principles of “fairness and free will, mutual interest and long-term cooperation”, the Industrial & Commercial Bank of China Leshan Branch (hereinafter referred to as “Party B”) and the Leshan-Phoenix Semiconductor Co., Ltd. (hereinafter referred to as “Party A”) had friendly discussion with each other. Party A agrees to continuously keep and perform under the following existing loan agreements with an amount totaling US$14 million with Party B:

(1) Loan Agreement (Wailiuzi No.23) of 2004, amounting US$ 8 million; and

(2) Loan Agreement (Wailiuzi No.1) of 2005, amounting US$ 6 million.

The aforesaid two Loan Agreements shall be collectively referred to as the “Loan Agreements”.

B.	Party B agrees to reset the interest rate of the Loan Agreements from LIBOR + 150bps to LIBOR + 120bps, becoming effective from June 21, 2005.

C.	Except as otherwise specifically provided in this Supplemental Loan Agreement, all terms and conditions of the Loan Agreements shall remain unchanged in full force and effect. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreements.

D.	This Supplemental Loan Agreement shall be executed in four (4) originals, all of which shall be equally authentic. Each party shall keep two (2) originals

E.	This Supplemental Loan Agreement shall become effective upon execution by both Parties

Party A (Seal):	Party B (Seal):

/s/ S. C. LOW Legal Representative: (or Authorized Representative)	/s/ XUN CHEN Legal Representative: (or Authorized Representative)

Date: 7/14/05	Date: 7/14/05

[In this space, translated from Mandarin, is the following chop of Leshan–Phoenix Semiconductor with the signature of the General Manager, S. C. Low]	[In this space, translated from Mandarin, is the following chop of ICBC Leshan City Bank with the signature of the Vice President, Xun Chen]